Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Spectrum Brands Holdings, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated November 27, 2013, with respect to the consolidated statements of financial position of Spectrum Brands Holdings, Inc. and subsidiaries (the Company) as of September 30, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2013 and the related financial statement schedule II, and our report dated November 27, 2013 with respect to the effectiveness of internal control over financial reporting as of September 30, 2013.

Our report on the consolidated financial statements includes an explanatory paragraph that describes the Company’s election to change its method of presenting tax withholdings for share-based payment awards paid to a taxing authority on behalf of an employee from an operating activity to a financing activity within its statements of cash flows.

Our report on the effectiveness of internal control over financial reporting as of September 30, 2013, contains an explanatory paragraph that states that Spectrum Brands Holdings, Inc. acquired the residential hardware and home improvement business (the HHI Business) from Stanley Black & Decker, Inc. during the year-ended September 30, 2013 and management excluded from its assessment of the Company’s internal control over financial reporting as of September 30, 2013 the HHI Business’ internal control over financial reporting associated with total assets of $1,736 million and total revenues of $870 million included in the consolidated financial statements of the Company as of and for the year ended September 30, 2013. Our audit of internal control over financial reporting of the Company as of September 30, 2013 also excluded an evaluation of the internal control over financial reporting of the HHI Business.

/s/ KPMG LLP
Milwaukee, Wisconsin
February 26, 2014